Exhibit 99.1

BRT REALTY TRUST
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST AMENDS THE TERMS AND REDEEMS $5,000,000
OF ITS JUNIOR SUBORDINATED NOTES

Great Neck, New York – March 16, 2011 – BRT Realty Trust (NYSE:BRT) today announced that it has entered into a supplemental indenture that amends the terms of BRT’s Junior Subordinated Notes due 2036 (the “Notes”) in the original aggregate principal amount of $42,400,000. The material amendments include reduction of the interest rate on the Notes as set forth below:

Interest Period	Prior Interest Rate	New Interest Rate

March 15, 2011 through July 31, 2012	3.50%	3.00%
August 1, 2012 through April 29, 2016	8.37%	4.90%
April 30, 2016 through April 30, 2036	LIBOR + 2.95%	LIBOR + 2.00%

During the period commencing on March 15, 2011 and ending July 31, 2012, BRT will continue to pay interest annually in advance.

BRT also redeemed $5,000,000 of the outstanding Notes at par.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements.

BRT REALTY TRUST is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the value of the collateral securing loans, potential property sales, property management, foreclosure activities and dividend payments.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including, with respect to a non-performing loans, involve known and unknown risks, uncertainties and other factors, including factors noted in our most recent Form 10-K and, in particular, factors set forth under the caption “Item 1A. Risk Factors,” that, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Mark H. Lundy – (516) 466-3100